EXHIBIT 99.1

NEWS

801 E. 86th Avenue Merrillville, IN 46410

FOR IMMEDIATE RELEASE
July 29, 2004

FOR ADDITIONAL INFORMATION
Media	Investors
Kris Falzone	Dennis Senchak
Vice President, Corporate Communications	Vice President, Investor Relations
(219) 647-5581	(219) 647-6085
klfalzone@nisource.com	senchak@nisource.com

Carol Churchill	Randy Hulen
Director, Corporate Communications	Director, Investor Relations
(888) 696-0481	(219) 647-5688
cchurchill@nisource.com	rghulen@nisource.com

Rae Kozlowski
Manager, Investor Relations
(219) 647-6083
ekozlowski@nisource.com

NiSource reports earnings for second quarter

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) today reported income from continuing operations for the three months ended June 30, 2004, of $35.3 million, or 13 cents per share, compared with $39.3 million, or 15 cents per share, for the same period in 2003.

Net income for the second quarter of 2004 was $34.6 million, or 13 cents per share, compared with a net loss of $324.9 million, or a loss of $1.24 per share, during the second quarter of 2003. During the second quarter of 2003, NiSource recognized losses associated with the sale of Columbia Energy Resources, Inc., and certain assets of NiSource’s former subsidiary, Primary Energy, Inc. The losses were recorded as discontinued operations, resulting in the net loss reported for that quarter.

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NiSource reports earnings for second quarter

Operating income for the second quarter was $157.5 million in 2004, compared to $175.8 million in 2003. Items that impacted the respective quarters were as follows:

	2nd quarter 2004	2nd quarter 2003
	(In millions)	(In millions)
Net Revenues:
Weather	$(6.5)	$(1.8)
Rate refunds	(1.4)	1.5
Electric MISO costs	(1.9)	—
Gas cost adjustment	(0.5)	13.8

Total Net Revenues Impact	$(10.3)	$13.5
Operation and Maintenance Expenses:
Legal reserves	$3.3	$6.6
Insurance reserves	5.8	3.5
Insurance refunds	—	9.6
Electric MISO costs	(2.1)	—
Premium on debt extinguishment	—	(2.2)
Other	(0.7)	(0.7)

Total Operation and Maintenance Expenses Impact	$6.3	$16.8
Property and Sales Tax Adjustments	$12.5	$—

Total Impact	$8.5	$30.3

Taking into consideration the above items, operating income was approximately the same in both periods.

“Weather during the second quarter of 2004 in our gas distribution service territories was 10 percent warmer than normal and 11 percent warmer than the year-ago period, reducing sales of natural gas to our residential and commercial customers,” said Gary L. Neale, NiSource chairman, president and chief executive officer. “Second-quarter degree days indicated that weather in our electric service territory was 10 percent cooler than normal, but favorable compared to the same quarter last year, which resulted in increased usage by our electric customers. In addition, our employees continued to hold the line on operation and maintenance expenses.”

Neale noted that interest expense was $15.3 million lower compared with the year-ago period as a result of a quarter-over-quarter reduction in debt balances along with lower average long-term borrowing rates attributable to debt refinancings completed during 2003.

For the six months ended June 30, 2004, NiSource reported income from continuing operations of $251.8 million, or 96 cents per share, compared with $261.6 million, or $1.02 per share, in the same period of 2003. Net income for the first six months of 2004 was $248.1 million, or 95 cents per share, compared with a net loss of $70.0 million, or a loss of 27 cents per share, for the same period a year ago. NiSource recognized losses associated with discontinued operations during the 2003 period, resulting in the net loss reported for that period.

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NiSource reports earnings for second quarter

Second Quarter 2004 Operating Income

NiSource’s consolidated second quarter 2004 operating income was $157.5 million compared with $175.8 million for the same period in 2003. Operating income for NiSource’s business segments for the quarter ended June 30, 2004, is discussed below.

Gas Distribution Operations’ operating income was $15.1 million, a decrease of $41.7 million versus the second quarter of 2003. The decrease in operating income was mainly attributable to lower net revenues as a result of warmer weather and lower non-traditional revenues in the second quarter of 2004 compared with the same period in 2003 and adjustments recorded in 2003 for gas costs associated with certain customers. Operating expenses for the second quarter of 2004 were higher than 2003. The 2003 period expenses were positively impacted by a weather insurance refund and a revised allocation methodology of corporate employee and administrative costs that lowered expenses, offset by higher corporate segment expenses. Gas Distribution Operations’ throughput for the period increased by 22.5 MMDth to 176.4 MMDth, largely due to increased lower margin off-system sales, partially offset by reduced residential sales as a result of warmer weather during the second quarter of 2004 compared with the same period in 2003.

Gas Transmission and Storage Operations reported operating income of $73.5 million, a $13.8 million decrease from the same period in 2003. This decrease in operating income is mainly from a reversal of a litigation reserve relating to a lawsuit that was settled in the second quarter of 2003.

Electric Operations reported operating income of $82.0 million, an increase of $17.9 million from the comparable period last year. Higher customer usage and favorable weather during the quarter drove the increase in net revenue of $6.8 million from the comparable 2003 period. Operating expenses for the second quarter of 2004 decreased versus the same period in 2003 mainly as a result of reducing an accrual for estimated property tax expense.

The Other Operations segment reported an operating loss of $8.1 million in the second quarter of 2004, versus an operating loss of $10.4 million in the second quarter of 2003. The change in operating loss is due to lower operation and maintenance expense as a result of reduced employee and administrative expenses during the second quarter of 2004 as compared the same period in 2003.

Corporate operating loss was $5.0 million, an improvement of $17.0 million from the comparable 2003 period. The improvement was due to a change in the allocation methodology of corporate costs in 2003 that led to higher employee and administrative expenses in the corporate segment, offset by decreased employee and administrative expenses in the other segments. The 2004 period was favorably impacted by a litigation settlement during the second quarter.

Other Items

Interest expense was $99.6 million for the second quarter of 2004, a decrease of $15.3 million from the same period in 2003, due mainly to lower long-term interest rates as a result of refinancing activity completed in 2003 and a quarter-over-quarter reduction in debt balances. Other, net, decreased by $5.3 million as a result of decreased interest income in the 2004 period. Income taxes for the second quarter of 2004 were $22.1 million, a $4.3 million decrease from 2003 mainly resulting from lower pre-tax income.

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NiSource reports earnings for second quarter

Six-Month Period 2004 Operating Income

Operating income was $600.1 million for the six months ended June 30, 2004, compared with $648.2 million for the same period in 2003. Operating income for NiSource’s business segments for the six months ended June 30, 2004, is discussed below.

Gas Distribution Operations’ operating income was $300.1 million, a decrease of $70.9 million versus the first half of 2003. The decrease in operating income was mainly attributable to lower net revenues as a result of warmer weather and lower non-traditional revenues in the first half of 2004 compared with the same period in 2003. Gas Distribution Operations’ throughput for the period increased by 15.4 MMDth to 529.9 MMDth, largely due to increased lower margin off-system and transportation sales, partially offset by reduced residential and commercial sales as a result of warmer weather during the first half of 2004 compared with the same period in 2003.

Gas Transmission and Storage Operations reported operating income of $184.9 million, a $13.7 million decrease from the comparable 2003 period primarily due to a reversal of a litigation reserve relating to a lawsuit that was settled in the second quarter of 2003. Both the six-months ended 2004 and the first half of 2003 reflect lower interruptible transmission service revenues than those that have been historically realized. Management has evaluated operational issues and market conditions and anticipates that there will be fewer opportunities for interruptible revenue on an ongoing basis. These lower interruptible revenues are reflected in the current year-to-date results.

Electric Operations reported operating income of $140.8 million, an increase of $24.1 million from the comparable period last year primarily from higher net revenues as a result of increased customer usage and favorable weather during the first half of 2004 versus the first half of 2003 and a reduction of an accrual for estimated property tax expense.

The Other Operations segment reported an operating loss of $26.3 million in the first half of 2004, versus an operating loss of $24.3 million in the first half of 2003, mainly due to ongoing losses associated with Whiting Clean Energy and lower power trading revenues during the first half of 2004 as compared the same period in 2003.

Corporate operating income was $0.6 million, an improvement of $14.4 million from the comparable 2003 period. The improvement was due to a change in the allocation methodology of corporate costs in 2003 that led to higher employee and administrative expenses in the corporate segment, offset by decreased employee and administrative expenses in the other segments. The 2004 period was also favorably impacted by a litigation settlement.

Other Items

Interest expense was $202.3 million for the first six months of 2004 compared to $237.9 million for the first six months of last year, a decrease of $35.6 million mainly due to lower short-term debt balances and lower long-term interest rates as a result of refinancing activity completed during 2003. Other, net, decreased by $6.1 million as a result of decreased interest income in the 2004 period. Income taxes for the first six months of 2004 were $147.7 million, a $6.2 million decrease from 2003, due to lower pre-tax income in the 2004 period.

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NiSource reports earnings for second quarter

About NiSource

NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 holding company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.7 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although NiSource Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Investors are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather, fluctuations in supply and demand for energy commodities, growth opportunities for NiSource’s businesses, increased competition in deregulated energy markets, dealings with third parties over whom NiSource has no control, the regulatory process, regulatory and legislative changes, changes in general economic, capital and commodity market conditions, and counter-party credit risk.

###

NiSource Inc.
Income Statement Data

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(in millions, except per share amounts)	2004	2003	2004	2003
Net Revenues
Gas distribution	$612.4	$546.8	$2,263.3	$2,289.4
Gas transmission and storage	206.5	221.0	551.8	563.2
Electric	272.6	262.1	536.1	526.4
Other	153.5	111.3	367.0	286.8

Gross Revenues	1,245.0	1,141.2	3,718.2	3,665.8
Cost of sales	628.9	499.4	2,110.1	1,994.3

Total Net Revenues	616.1	641.8	1,608.1	1,671.5

Operating Expenses
Operation and maintenance	284.7	275.4	608.0	601.9
Depreciation and amortization	127.6	124.9	253.0	249.5
Loss on sale of assets	0.3	0.2	1.0	1.3
Other taxes	46.0	65.5	146.0	170.6

Total Operating Expenses	458.6	466.0	1,008.0	1,023.3

Operating Income	157.5	175.8	600.1	648.2

Other Income (Deductions)
Interest expense, net	(99.6)	(114.9)	(202.3)	(237.9)
Minority interests	—	—	—	(2.5)
Preferred stock dividends of subsidiaries	(1.1)	(1.1)	(2.2)	(2.3)
Other, net	0.6	5.9	3.9	10.0

Total Other Income (Deductions)	(100.1)	(110.1)	(200.6)	(232.7)

Income From Continuing Operations Before Income Taxes	57.4	65.7	399.5	415.5
Income Taxes	22.1	26.4	147.7	153.9

Income from Continuing Operations	35.3	39.3	251.8	261.6

Loss from Discontinued Operations - net of taxes	(0.7)	(1.4)	(3.7)	(4.8)
Loss on Disposition of Discontinued Operations - net of taxes	—	(362.8)	—	(318.0)
Change in Accounting - net of tax	—	—	—	(8.8)

Net Income (Loss)	$34.6	$(324.9)	$248.1	$(70.0)

Basic Earnings (Loss) Per Share ($)
Continuing operations	0.13	0.15	0.96	1.02
Discontinued operations	—	(1.39)	(0.01)	(1.25)
Change in accounting	—	—	—	(0.04)

Basic Earnings (Loss) Per Share	0.13	(1.24)	0.95	(0.27)

Diluted Earnings (Loss) Per Share ($)
Continuing operations	0.13	0.15	0.95	1.01
Discontinued operations	—	(1.38)	(0.01)	(1.24)
Change in accounting	—	—	—	(0.04)

Diluted Earnings (Loss) Per Share	0.13	(1.23)	0.94	(0.27)

Dividends Declared Per Common Share	0.23	0.29	0.46	0.58

Basic Average Common Shares Outstanding (millions)	262.5	261.3	262.4	257.6
Diluted Average Common Shares (millions)	264.5	263.1	264.6	259.5

NiSource Inc.
Summary of Financial and Operating Data

	Three Months		Six Months
Gas Distribution Operations	Ended June 30,		Ended June 30,
(in millions)	2004	2003	2004	2003
Net Revenues
Sales Revenues	$627.8	$576.4	$2,307.3	$2,352.8
Less: Cost of gas sold	462.0	385.3	1,742.8	1,729.3

Net Sales Revenues	165.8	191.1	564.5	623.5
Transportation Revenues	75.2	82.4	257.0	265.6

Net Revenues	241.0	273.5	821.5	889.1

Operating Expenses
Operation and maintenance	145.7	135.4	329.0	319.2
Depreciation and amortization	48.6	47.9	96.3	95.5
Other taxes	31.6	33.4	96.1	103.4

Total Operating Expenses	225.9	216.7	521.4	518.1

Operating Income	$15.1	$56.8	$300.1	$371.0

Revenues ($ in Millions)
Residential	335.8	378.5	1,450.9	1,555.1
Commercial	116.8	135.0	512.7	552.7
Industrial	38.0	37.1	118.7	110.5
Transportation	75.2	82.4	257.0	265.6
Off system sales	114.5	17.4	155.3	60.6
Other	22.7	8.4	69.7	73.9

Total	703.0	658.8	2,564.3	2,618.4

Sales and Transportation (MMDth)
Residential sales	27.6	29.5	137.4	150.8
Commercial sales	11.6	12.1	53.0	58.0
Industrial sales	5.3	3.9	13.4	12.1
Transportation	112.8	103.8	300.0	286.1
Off system sales	19.0	2.6	26.0	5.3
Other	0.1	2.0	0.1	2.2

Total	176.4	153.9	529.9	514.5

Heating Degree Days	434	486	3,158	3,371
Normal Heating Degree Days	483	485	3,138	3,120
% Colder (Warmer) than Normal	(10%)	0%	1%	8%
Customers
Residential			2,303,083	2,303,356
Commercial			211,704	213,982
Industrial			5,863	5,999
Transportation			753,654	744,324
Other			61	65

Total			3,274,365	3,267,726

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months		Six Months
Transmission and Storage Operations	Ended June 30,		Ended June 30,
(in millions)	2004	2003	2004	2003
Operating Revenues
Transportation revenues	$148.4	$148.0	$336.7	$335.0
Storage revenues	44.5	44.6	89.7	89.3
Other revenues	1.8	2.7	5.1	7.0

Total Operating Revenues	194.7	195.3	431.5	431.3
Less: Cost of gas sold	6.5	2.7	10.4	7.1

Net Revenues	188.2	192.6	421.1	424.2

Operating Expenses
Operation and maintenance	71.1	63.3	149.4	141.2
Depreciation and amortization	29.4	27.7	57.7	55.6
Loss on sale of assets	0.3	0.2	0.3	0.2
Other taxes	13.9	14.1	28.8	28.6

Total Operating Expenses	114.7	105.3	236.2	225.6

Operating Income	$73.5	$87.3	$184.9	$198.6

Throughput (MMDth)
Columbia Transmission
Market Area	168.4	171.5	575.3	606.3
Columbia Gulf
Mainline	140.6	173.7	300.6	353.7
Short-haul	20.9	29.3	47.9	58.6
Columbia Pipeline Deep Water	4.3	1.9	8.7	3.4
Crossroads Gas Pipeline	9.8	8.4	20.5	16.1
Granite State Pipeline	5.7	6.6	19.6	21.0
Intrasegment eliminations	(144.5)	(168.1)	(298.7)	(336.6)

Total	205.2	223.3	673.9	722.5

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months		Six Months
Electric Operations	Ended June 30,		Ended June 30,
(in millions)	2004	2003	2004	2003
Net Revenues
Sales revenues	$267.4	$259.4	$528.3	$522.2
Less: Cost of sales	84.9	83.7	166.3	177.0

Net Revenues	182.5	175.7	362.0	345.2

Operating Expenses
Operation and maintenance	58.8	52.9	119.1	110.4
Depreciation and amortization	44.4	43.6	88.5	87.3
Other taxes	(2.7)	15.1	13.6	30.8

Total Operating Expenses	100.5	111.6	221.2	228.5

Operating Income	$82.0	$64.1	$140.8	$116.7

Revenues ($ in millions)
Residential	66.7	62.4	137.9	134.6
Commercial	73.2	69.7	143.6	136.4
Industrial	102.5	93.4	203.8	191.3
Wholesale	11.4	25.8	22.8	45.4
Other	13.6	8.1	20.2	14.5

Total	267.4	259.4	528.3	522.2

Sales (Gigawatt Hours)
Residential	694.2	639.1	1,448.7	1,428.7
Commercial	899.3	859.2	1,759.5	1,710.7
Industrial	2,327.3	2,205.4	4,665.4	4,478.9
Wholesale	289.5	751.5	559.4	1,293.4
Other	33.8	27.5	66.2	61.2

Total	4,244.1	4,482.7	8,499.2	8,972.9

Cooling Degree Days	205	113	205	113
Normal Cooling Degree Days	227	224	227	224
% Colder than Normal	(10%)	(50%)	(10%)	(50%)
Electric Customers
Residential			388,824	384,750
Commercial			49,635	48,694
Industrial			2,516	2,560
Wholesale			25	28
Other			776	796

Total			441,776	436,828

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months		Six Months
Other Operations (includes assets held for sale)	Ended June 30,		Ended June 30,
(in millions)	2004	2003	2004	2003
Net Revenues
Products and services revenue	$145.6	$92.7	$334.5	$237.1
Less: Cost of products purchased	139.8	86.8	328.5	224.7

Net Revenues	5.8	5.9	6.0	12.4

Operating Expenses
Operation and maintenance	9.8	12.1	22.8	26.6
Depreciation and amortization	3.0	3.3	5.9	6.2
Loss on sale of assets	—	—	0.7	1.1
Other taxes	1.1	0.9	2.9	2.8

Total Operating Expenses	13.9	16.3	32.3	36.7

Operating Loss	$(8.1)	$(10.4)	$(26.3)	$(24.3)

	Three Months		Six Months
Corporate	Ended June 30,		Ended June 30,
(in millions)	2004	2003	2004	2003
Operating Income (Loss)	$(5.0)	$(22.0)	$0.6	$(13.8)

Other Information	June 30,	December 31,
	2004	2003
Shares Outstanding (thousands)	263,433	262,630
Book Value of Common Shares	17.09	16.81

NiSource Inc.
Summary of Financial and Operating Data (continued)

	June 30,	December 31,
(in millions)	2004	2003
	(unaudited)
ASSETS
Property, Plant and Equipment
Utility Plant	$16,041.9	$15,977.3
Accumulated depreciation and amortization	(7,146.6)	(7,095.9)

Net utility plant	8,895.3	8,881.4

Other property, at cost, less accumulated depreciation	462.4	409.3

Net Property, Plant and Equipment	9,357.7	9,290.7

Investments and Other Assets
Assets of discontinued operations and assets held for sale	20.7	20.7
Unconsolidated affiliates	96.3	113.2
Other investments	69.9	67.4

Total Investments	186.9	201.3

Current Assets
Cash and cash equivalents	16.4	27.3
Restricted cash	15.3	22.8
Accounts receivable (less reserve of $74.4 and $54.1, respectively)	311.1	511.1
Unbilled revenue (less reserve of $0.9 and $3.5, respectively)	120.8	303.2
Gas inventory	230.8	429.4
Underrecovered gas and fuel costs	159.1	203.2
Materials and supplies, at average cost	71.8	71.5
Electric production fuel, at average cost	30.5	29.0
Price risk management assets	85.4	74.3
Exchange gas receivable	157.8	174.8
Regulatory Assets	123.9	114.5
Prepayments and other	66.5	101.8

Total Current Assets	1,389.4	2,062.9

Other Assets
Price risk management assets	110.8	114.4
Regulatory assets	581.5	575.5
Goodwill	3,704.0	3,704.0
Intangible assets	520.3	527.2
Deferred charges and other	152.6	147.8

Total Other Assets	5,069.2	5,068.9

Total Assets	$16,003.2	$16,623.8

NiSource Inc.
Summary of Financial and Operating Data (continued)

	June 30,	December 31,
(in millions)	2004	2003
	(unaudited)
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stock Equity	$4,500.8	$4,415.9
Preferred Stocks—
Series without mandatory redemption provisions	81.1	81.1
Long-term debt, excluding amounts due within one year	5,573.1	5,993.4

Total Capitalization	10,155.0	10,490.4

Current Liabilities
Current portion of long-term debt	366.1	118.3
Short-term borrowings	143.5	685.5
Accounts payable	482.8	496.6
Dividends declared on common and preferred stocks	61.7	1.8
Customer deposits	82.0	80.4
Taxes accrued	254.3	210.8
Interest accrued	82.2	82.4
Overrecovered gas and fuel costs	32.7	29.2
Price risk management liabilities	36.9	36.5
Exchange gas payable	249.5	290.8
Current deferred revenue	25.4	28.2
Regulatory liabilities	85.0	73.7
Accrued liability for postretirement and pension benefits	75.1	56.8
Other accruals	305.1	418.0

Total Current Liabilities	2,282.3	2,609.0

Other Liabilities and Deferred Credits
Price risk management liabilities	6.3	0.2
Deferred income taxes	1,612.3	1,595.9
Deferred investment tax credits	82.9	87.3
Deferred credits	59.7	72.7
Noncurrent deferred revenue	92.8	113.0
Accrued liability for postretirement and pension benefits	408.2	406.9
Preferred stock liabilities with mandatory redemption provisions	2.4	2.4
Regulatory liabilities and other removal costs	1,089.7	1,061.6
Other noncurrent liabilities	211.6	184.4

Total Other	3,565.9	3,524.4

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$16,003.2	$16,623.8

NiSource Inc.
Summary of Financial and Operating Data (continued)

Six Months Ended June 30, (in millions)	2004	2003
Operating Activities
Net income (loss)	$248.1	$(70.0)
Adjustments to reconcile net income to net cash from continuing operations:
Depreciation and amortization	253.0	249.5
Net changes in price risk management activities	2.7	(11.0)
Deferred income taxes and investment tax credits	(11.9)	15.7
Deferred revenue	(23.0)	(3.5)
Amortization of unearned compensation	4.4	2.8
Loss on sale of assets	1.0	1.3
Change in accounting	—	8.8
Income from unconsolidated affiliates	(0.4)	(0.7)
Loss from sale of discontinued operations	—	318.0
Loss from discontinued operations	3.7	4.8
Amortization of discount/premium on debt	9.4	9.5
Other	1.2	1.7
Changes in assets and liabilities, net of effect from acquisitions of businesses:
Restricted cash	7.5	14.9
Accounts receivable and unbilled revenue	377.7	183.3
Inventories	196.7	32.0
Accounts payable	(46.7)	(35.3)
Customer deposits	1.7	7.8
Taxes accrued	40.0	(21.9)
Interest accrued	(0.2)	12.6
(Under) Overrecovered gas and fuel costs	47.7	93.4
Exchange gas receivable/payable	25.5	(158.6)
Other accruals	(109.5)	(112.6)
Prepayment and other current assets	33.9	17.8
Regulatory assets/liabilities	2.9	6.6
Postretirement and postemployment benefits	19.5	19.7
Deferred credits	(13.1)	(27.0)
Deferred charges and other noncurrent assets	(1.8)	10.1
Other noncurrent liabilities	23.0	22.0

Net Cash Flows from Continuing Operations	1,093.0	591.7
Net Cash Flows from Discontinued Operations	—	(119.9)

Net Cash Flows from Operating Activities	1,093.0	471.8

Investing Activities
Capital expenditures	(237.7)	(237.8)
Proceeds from disposition of assets	1.6	99.9
Other investing activities	(6.5)	(11.1)

Net Cash Flows from Investing Activities	(242.6)	(149.0)

Financing Activities
Issuance of long-term debt	—	345.3
Retirement of long-term debt	(202.5)	(465.8)
Change in short-term debt	(542.0)	(53.7)
Retirement of preferred shares	—	(345.0)
Issuance of common stock and capital contributed	8.7	348.9
Acquisition of treasury stock	(3.7)	(1.0)
Dividends paid - common shares	(121.8)	(147.9)

Net Cash Flows from Financing Activities	(861.3)	(319.2)

Increase (decrease) in cash and cash equivalents	(10.9)	3.6
Cash and cash equivalents at beginning of year	27.3	31.1

Cash and cash equivalents at end of period	$16.4	$34.7

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	194.3	215.7
Interest capitalized	1.2	1.7
Cash paid for income taxes	96.4	145.0